                                                                   EXHIBIT 10.18


                               AMENDMENT TO LEASE

This Amendment to Lease is made this ___22nd__ day of September, 1998 by and between 1720 Oak Street, L.L.C. a New Jersey limited liability company, having an address c/o Sudler Management Company, 300 Interpace Parkway, Bldg C, Parsippany, New Jersey 07054-1100, successor in interest to C.P. Lakewood, L.P. ("Landlord"), and Micro Warehouse, Inc., a Delaware corporation, having an address at 29 Haviland Street, South Norwalk, Connecticut 06854 ("Tenant").

         WITNESSETH:

         WHEREAS, by Agreement of Lease dated February 25, 1992 (the "Lease"), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord the premises located at 1720 Oak Street, Lakewood, New Jersey consisting of approximately 52,109 square feet of space ("Premises"); and

         WHEREAS, it is now the desire of Landlord and Tenant to amend and extend said Lease as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant hereby agree that, effective as the date hereof as set forth above, the Lease is amended as follows:

1. Section 1(b) of the Lease is deleted and the following substituted in its place and stead:

         "(b) NAME AND ADDRESS OF LANDLORD:

           1720 Oak Street, L.L.C.
           a New Jersey limited liability company
           c/o Sudler Management Company
           300 Interpace Parkway, Bldg C
           Parsippany, New Jersey  07054-1100"

2. Section 1(h) of the Lease is deleted and the following substituted in its place and stead:

         "(h) BROKER:

           Samson Realty Corp.; commission to be paid by Landlord."

3. TERM: The term of the Lease is extended for a period of ten (10) additional years commencing on July 1, 1999 and terminating on June 30, 2009 (the "Extension Term").

4. Section 3 of the Lease is amended by deleting the second and third paragraphs thereof.

5. RENT: The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be as follows:

         Period                    Per Square Foot   Monthly         Annually
         ------                    ---------------   -------         --------

         Years 1 - 5                     $6.25      $27,140.10      $325,681.25
         of the Extension Term

         Years 6 - 10                    $7.19      $31,221.98      $374,663.71
         of the Extension Term

6.       The first paragraph of Section 8 of the Lease shall be designated
         Section 8(a) and the following new sections 8(b) and 8(c) shall be added:

                  "(b) In the event that Tenant wishes to utilize services of an alternative electricity service provider ("ASP") rather than the public utility that is servicing the Building as of the date of Tenant's execution of this Amendment, no such ASP shall be permitted to provide service to Tenant or to install its lines or other equipment with the Building without obtaining the prior written consent of Landlord, not to be unreasonably withheld.

                  (c) Unless all of the following conditions are satisfied to in a written agreement between the ASP and Tenant or by any other means acceptable to Landlord, it shall be reasonable for Landlord to refuse its consent:

                           (i) Landlord shall incur no expense whatsoever with respect to any aspect of ASP's provision of its services, including without limitation, the cost of installation, service and materials;

                           (ii) Prior to commencement of any work in or about the Premises by ASP, ASP shall supply verification that ASP is properly insured and financially capable of covering any uninsured damage;

                           (iii) ASP shall agree in writing to abide by rules and regulations, job site rules, and such other requirements, imposed on reasonable notice, as reasonably determined by Landlord, to be necessary to protect Landlord's interest in the Premises;

                           (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of ASP's equipment and materials, including without limitation, in the electricity risers;

                           (v) ASP is, licensed by applicable government agencies, as shown in documents acceptable to Landlord;

                           (vi) ASP agrees that Landlord shall have the right, upon reasonable request, to supervise ASP's performance of any work on or about the Premises, including, without limitation, any installations or repairs;

                           (vii) ASP agrees that Landlord shall have the right to enter ASP's space at any time in the event of an emergency and at all reasonble times and upon reasonable notice for the purpose or inspecting same, making repairs (though nothing herein shall be construed to obligate Landlord to make any repairs), or exhibiting the space for purposes of sale, lease, or financing.

                  (d) Landlord's consent under this Section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, as to the suitability or competence of ASP.

                  (e) Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any negligent or reckless acts or omissions by ASP.

7. Section 11 of the Lease is deleted in its entirety and the following substituted in its place and stead:

         "11. MAINTENANCE AND REPAIRS. (a) Tenant shall keep and maintain the Property (including all non-structural, exterior, interior and landscaped areas, systems and equipment and the roof of the building) in good order, condition and repair during the Term, normal wear and tear excepted. Tenant shall promptly replace any portion of the Property or any systems or equipment thereof which cannot be fully repaired. All repairs and replacements shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Property shall be accomplished at Tenant's sole expense.

                  (b) Tenant shall keep and maintain all portions of the Property and the parking areas, sidewalks and landscaped areas, in an attractive and clean condition free of dirt and rubbish, and clear the parking areas and sidewalks of accumulations of snow and ice.

                  (c) Landlord shall keep and maintain the structural portions of the building (except the roof) in good order, condition and repair, at Landlord's expense (except Tenant shall be responsible for any structural repairs and replacements necessitated by Tenant's negligence or Tenant's alterations to structural portion of building).

                  (d) During the Term, Tenant shall procure and maintain the following service contracts: (i) contract for inspection and maintenance of the roof of the Building (the inspections pursuant to such contract shall be made at least semi-annually); (ii) contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Building (the inspection pursuant to such contract shall be made at least quarterly); (iii) contract for the inspection, maintenance and repair of sprinkler and fire protection systems, and (iv) contract for maintenance of the landscaped areas of the Property. The identity of each contractor and each contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.."

8. Sections 16(a) and 16(b) of the Lease shall be deleted in their entirety and the following substituted in their place and stead:

         "16. ENVIRONMENTAL LAW COMPLIANCE. (a) Tenant agrees that it shall, at its sole cost and expense, materially fulfill, observe and comply with all of the applicable terms and provisions of the Industrial Site Recovery Act, N.J.S.A 13:1K-6 ET SEQ., ("ISRA") the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 ET SEQ., (the "Spill Act"), and all other federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith. Tenant's obligations pursuant to this Section 16(a) shall apply to conditions relating to Tenant's operations and/or possession or use of the Property, and to conditions arising during Tenant's possession or use of the Property whether pursuant to this Lease or otherwise and whether caused directly or indirectly by Tenant or any other party on or off the Property. Landlord shall be responsible, at its sole cost and expense, for compliance with governmental requirements, if any, for cleanup or removal for any environmental contamination at the Property which pre-existed Tenant's initial occupancy of the Property which initial occupancy, the parties acknowledge, predates this Lease.

                  (b) Without limiting the foregoing, within the time period prescribed by applicable law with respect to "closing operations" or "transferring ownership or operations" (as said terms are defined in ISRA) by Tenant, Tenant, at its sole cost and expense, shall provide Landlord with a certified true copy of:

                  (i) A letter from the New Jersey Department of Environmental Protection ("NJDEP") (or such other agency or body as shall then have jurisdiction over ISRA matters), stating that ISRA does not then apply to Tenant, Tenant's use and occupancy of the Property and the closing of operations or transferring of ownership or operations of all or any portion of the Property; or

                  (ii) A "No further action letter" (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters; or

                  (iii) A "Remedial action workplan" (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters, or

                  (iv) other documentation reasonably acceptable to Landlord evidencing Tenant's compliance with, or the non-applicability of, ISRA.

                  (c) In the event Tenant complies with Section 16(b), by obtaining an approved final Remedial action workplan, Tenant further agrees that it shall, at its sole cost and expense:

                  (i) Post or cause to be posted any financial guarantee or other bond required to secure implementation and completion of such Remedial action workplan, and

                  (ii) Promptly implement and prosecute to completion or cause to be so implemented and prosecuted such Remedial action workplan, in accordance with the schedules contained in said Remedial action workplan or as may be otherwise ordered or directed by NJDEP or such other agency or body as shall then have jurisdiction over such Remedial action workplan.

                  (d) Within twenty (20) days after written request by Landlord, Tenant, shall deliver to Landlord a duly executed and acknowledged affidavit of Tenant as Landlord may, from time to time, reasonably require, certifying:

                  (i) The proper four digit Standard Industrial Classification number relating to Tenant's then current use of the demised premises (said Standard Industrial Classification number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication); and

                  (ii) (A) That Tenant's then current use of the Property does not involve the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous substances(other than normal and customary office products and cleaning supplies used in Tenant's business in accordance with applicable environmental laws), or hazardous wastes, as hazardous substances and hazardous wastes are defined in ISRA, on site, above ground or below ground (all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substances), or, (B) that Tenant's then present use does involve the Presence of Hazardous Substances, (other than normal and customary office products and cleaning supplies used in Tenant's business in accordance with applicable environmental laws) in which event, said affidavit shall describe in reasonable detail that portion of Tenant's operations which involves the Presence of Hazardous Substances. Tenant shall make available to Landlord, at reasonable times and upon Landlord's reasonable request, information which identifies each Hazardous Substance present at the Property, with the exception of ordinary office and/or cleaning supplies and products used in connection with the conduct of Tenant's business at the Premises. Tenant shall supply Landlord with such additional information relating to said Presence of Hazardous Substances as

         Landlord may reasonably request.

                  (e)      Without limiting the foregoing, Tenant agrees,

                           (i) at its sole cost and expense, to promptly discharge and remove any lien or other encumbrance against the Property arising from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA, all other environmental laws and the provisions of this Section 16; and

                           (ii) to indemnify and hold Landlord harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including, but not limited to, reasonable attorneys' fees, to the extent said lien, encumbrance, liability, penalty, loss, expense, damage, cost, claim, cause of action, judgment and/or the like arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA, all other environmental laws and the provisions of this Section 16.

                  (f) Tenant shall not, without the prior written consent of Landlord having been obtained, at any time during the term of this Lease, install any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products.

                  (g) In the event any portion of the Property is subleased or otherwise occupied by or through Tenant, Tenant shall be responsible for causing such parties to comply with the provisions of this Section 16.

                  (h) Any cleanup of the Property required to be performed by Tenant hereunder shall be to the strictest standard regardless of use."

9. Sections 16(c) and 16(d) of the Lease shall be renumbered as 16(i) and 16(j), respectively.

10. All references in the Lease to Sudler Construction Company shall be changed to Sudler Management Company, L.L.C., including but not limited to the references contained in Sections 7 and 25 of the Lease.

11. Remaining Terms. Except as specifically amended and modified herein, all of the terms, covenants or conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Amendment to Lease as of the date first above set forth.

                                           LANDLORD:

                                           1720 Oak Street, L.L.C.

WITNESS:

                                            By: /s/ Peter Sudler
                                                --------------------------------
                                                Peter D. Sudler
                                                Its: Manager


                                            TENANT:

                                            MICRO WAREHOUSE, INC.

ATTEST:

                                            By: /s/ Bruce L. Lev
                                                --------------------------------
                                                Print Name: Bruce L. Lev
                                                Its: Executive Vice President